[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.7

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is made and entered into as of October 14, 2016 by and among GlaxoSmithKline (China) R&D Co., Ltd, whose registered office is at Building 3, 898 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, PRC (“Former Licensee”), and Traditional Chinese Medical Hospital, Xinjiang Medical University, which has its registered office at 116 Huanghe Road, Urumqi, Xinjiang, PRC (“Licensor”), and Zai Lab (Shanghai) Co., Ltd. whose registered office is at 1043 Halei Road, Bldg 8, Suite 502, Zhangjiang High-Tech Park, Pudong New Area, Shanghai, China (“New Licensee”).

RECITALS

WHEREAS, Former Licensee and Licensor are the parties to the Development and License Agreement attached hereto as Exhibit I, which dated September 25, 2014 (“Existing Agreement”),

WHEREAS, Former Licensee wishes to assign and transfer, and New Licensee wishes to accept and assume, all of Former Licensee’s rights and obligations, respectively, under the Existing Agreement,

WHEREAS, Former Licensee and New Licensee have executed the License and Transfer Agreement (“License and Transfer Agreement”) on the same date hereof.

WHEREAS, Licensor has agreed to consent to the assignment according to the terms set forth herein,

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows,

2.	Assignment. Former Licensee hereby conveys, assigns and transfers to New Licensee all its rights, title, interest and any and all liabilities and obligations in and to the Existing Agreement, and New Licensee hereby accepts and assumes the assignment of Former Licensee’s right, title, interest, and any and all liabilities and obligations of Former Licensee under the Existing Agreements, and shall be bound by all of the terms of the Existing Agreements in Former Licensee’s place and stead in every way as if New Licensee were a party to the Existing Agreements in lieu of Former Licensee (“Assignment”).

3.	Consent of Licensor. Licensor hereby consents to the Assignment, and, with effect from the Effective Date, Licensor also undertakes to perform the Existing Agreement and to be bound by its terms in every way as if New Licensee were a party to the Existing Agreement in lieu of Former Licensee.

4.	Change of Obligations and Notice.

4.1	Licensor hereby agrees and acknowledges that:

(i)	as of the date hereof, Former Licensee has made the following payments to Licensor under the Existing Agreement in an aggregate amount of [*], including the settled payments as listed below, and any other payables by Former Licensee under the Existing Agreement shall be paid by New Licensee upon the Effective Date;

[*]

(ii)	as of the date hereof, Former Licensee is in compliance with all of the terms and conditions under the Existing Agreement and no default by Former Licensee under the Existing Agreement has occurred or is continuing;

(iii)	unless otherwise provided herein, all the terms and conditions of the Existing Agreement and any exhibits or schedules thereof are in full force and effect and is enforceable in accordance with its terms.

4.2	Licensor hereby releases, acquits and forever discharges Former Licensee from and of each covenant and condition of, and each liability or other obligation arising under, the Existing Agreement to be observed or performed by Former Licensee pursuant to the terms thereof and Former Licensee shall no longer be bound by, or have any obligation or liability in respect of, the Existing Agreement. [*]

4.3	Any notice or other communication between New Licensee and Licensor required or permitted hereunder under the Existing Agreement or any other documents in connection herewith shall be directed as follows:

If to New Licensee:

Attn: Samantha Du, CEO

Address: 1043 Halei Road, Bldg 8, Suite 502, Zhangjiang High-Tech Park, Pudong New Area, Shanghai, China

If to Licensor:

Attn: Jihong Nie

Address: No. 116, Huanghe Road, Urumqi, Xijiang, China

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5.	Continued Effectiveness. This Assignment Agreement shall take effect from the date that New Licensee fulfils its payment obligations as per section 2.2 of the License and Transfer Agreement (“Effective Date”). Except as otherwise provided herein, all terms and conditions of the Existing Agreements shall remain in effect and unchanged.

6.	Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.

7.	Dispute Resolution. Any claim, controversy or dispute among the parties hereto arising out of, relating to, or in connection with this Assignment Agreement, including the interpretation, validity, termination or breach hereof, that cannot be settled amicably, shall be resolved in accordance with the dispute resolution provisions set forth in the Existing Agreement.

8.	Counterparts. This Assignment Agreement may be executed in five counterparts each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

[The remainder of this page intentionally left blank; the signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the parties have caused this Assignment Agreement to be duly executed under seal on the date first written above.

GlaxoSmithKline (China) R&D Co., Ltd

By:	/s/ Min Li
(Signature)

Name:	Min Li

Title:	SVP, Global Head of Neuroscience TAU and GM of R&D China

Date:	14 Oct. 2016

Zai Lab (Shanghai) Co., Ltd.

By:	/s/ Ying Du
(Signature)

Name:	Ying Du

Title:	CEO

Date:	14 Oct. 2016

Traditional Chinese Medical Hospital, Xinjiang Medical University

By	/s/ [ILLEGIBLE]
(Signature)

Name	[ILLEGIBLE]

Title	[ILLEGIBLE]

Date;	18 Oct. 2016

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit I

Development and License Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DEVELOPMENT AND LICENSE AGREEMENT

Between

TRADITIONAL CHINESE MEDICAL HOSPITAL, XINJIANG MEDICAL UNIVERSITY

and

GlaxoSmithKline (China) R&D Co., Ltd

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS DEVELOPMENT AND LICENSE AGREEMENT (“Agreement”) is made on September 25, 2014 (“Effective Date”)

BETWEEN:

(1)	Traditional Chinese Medical Hospital, Xinjiang Medical University, a People’s Republic of China (“PRC”) hospital duly established and validly existing under PRC law, whose registered address is at 116 Huanghe Road, Urumqi, Xinjiang, PRC (“Institution”), and

(2)	GlaxoSmithKline (China) R&D Co., Ltd, a foreign invested enterprise duly established and validly existing under PRC law, whose registered office is at Building 3, 898 Halei Road, Zhangjiang Hi-Tech Park, Pudong New Area, Shanghai, PRC (“GSK”)

BACKGROUND:

1	Institution has a discovery program on Shuang Huang Detoxifying Cream (“SHDC”) for the treatment of diseases in dermatology (“SHDC Program”) and has completed early stage researches,

2	Institution had previously obtained the [*] (“Previous CTA Materials”) which can facilitate the process of CTA filing, Phase II and Phase III Clinical Trial for the Products to be conducted under this Agreement,

3	GSK wishes to, by obtaining a license to Previous CTA Materials, certain IPs and Know-how from Institution, develop, manufacturing and commercializing the Product, and

4	Institution agrees to grant such a license to GSK.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1	DEFINITIONS

The following capitalized terms shall have the meanings given in this Section when used in this Agreement:

Affiliate(s)	with respect to any specified person (including without limitation any corporation or other business entity), any person that is directly or indirectly controlling, controlled by, or under common control with such first person for so long as such control exists For the purposes of this definition, (a) “control” shall mean (i) the direct or indirect ownership of at least 50% of the outstanding shares or voting interest in such person, or (ii) the ability to direct the affairs of such person through the power to appoint a majority of the directors or similar governing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

body of such person, an investment relationship, or contractual or other arrangements, and (b) “person” means any individual, corporation, partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or institution having recognition as a legal person or entity

Agreement	this document, including its Schedules, as amended from time to time in accordance with Section 15 10,

Arising IP	all data, result, information, documents, Know-how, IPs, clinical trial materials, manufacturing technologies and protocols, supply information, regulatory dossier and packages for the Development, registration, manufacture and Commercialization of the Product generated during the Term of the Agreement,

Background IP	Previous CTA Materials, information, data, results, techniques, methods, processes, Know-how, Intellectual Property, software and materials (regardless of the form or medium in which they are disclosed or stored) that are (i) existing prior to the Effective Date, or (ii) independently discovered and developed during the Term by Institution or its Affiliates other than in performance of its obligations under this Agreement and without use of the Intellectual Property, Know-how or Confidential Information of GSK or its Affiliates,

Business Day	Monday to Friday (inclusive) except public holidays in the PRC,

CFDA	the China Food and Drug Administration or its predecessor,

CNY	Chinese Yuan, legal currency of the PRC,

Commercialization	with respect to a Product, the manufacture, marketing and sale of such Product Commercialize and Commercializing shall be construed accordingly

Confidential Information	any information (including without limitation any Know-how, results, and regulatory submissions) disclosed by one Party to other Party for use under this Agreement which a reasonable business person would determine to be secret or confidential or which is identified as confidential before or at the time of disclosure or other

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

information which is identified as confidential before or at the time of disclosure (or, if orally, electronically or visually disclosed without being identified as confidential before or at the time of disclosure, that the disclosing Party, describes and references the place and date of such oral, electronic or visual disclosure and the names of the person(s) to whom such disclosure was made in a written document or documents delivered to the receiving Party within ten (10) days after such disclosure),

CTA	the approval issued by CFDA for conducting clinical trial on human subjects for drug products in China,

Development	All discovery, research and development work necessary to enable the manufacture of Products for Commercialization Develop and Developing shall be construed accordingly,

Shuang Huang Detoxifying Cream or SHDC	the formulation comprising extracts from traditional Chinese herbs, [*],

SHDC Program Transfer	Upon receipt of the Upfront Payment as set froth in Section 5 2, delivery of all Background IP, documents, non-clinical and clinical data, regulatory dossier, and any other information under SHDC Program that is in possession of the Institution in any medium as of the Effective Date and during the Term concerning the Development of the SHDC as well as Pulian Ointment, with details specified in Schedule 1,

Intellectual Property or IP	patents and other like forms of protection, copyrights, rights in databases, trade names, trade or service marks (whether registered or unregistered), trade secrets, domain names, design rights (whether registered or unregistered), including all applications for registration for the foregoing and all other similar proprietary rights as may exist anywhere in the world,

Know-how	all non-patentable information including, without limitation, information relating to data, results, technology, inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, source and supply, manufacturing processes, techniques and specifications, quality control data, analyses and reports, regulatory dossier and packages,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Marketing Authorization	in relation to a Product, those authorizations necessary from one or more regulatory authorities in the relevant country for the manufacture, marketing, distribution or sale of a medicinal product,

New Drug Certificate	a certificate issued by CFDA for any new drug product developed in China,

Party or Parties	Party means GSK and its Affiliates or Institution and its Affiliates, Parties means both GSK and Institution and their Affiliates,

Patents	patents and patent applications and all substitutions, divisions, continuations, continuations-in-part, any patent issued with respect to any such patent applications, any reissue, reexamination, utility models or designs, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all counterparts thereof in any country,

Phase II Clinical Trial	preliminary evaluation of therapeutic effectiveness of a drug, for the purpose of preliminarily evaluating the therapeutic effectiveness and safety of the drug for patients with target indication(s), and provide evidence for design of Phase III Clinical Trial and settlement of administrative dose regimen,

Phase III Clinical Trial	confirmation of therapeutic effectiveness of a drug, for the purpose of further verifying drug therapeutic effectiveness and safety on eligible patients with target indication(s), evaluating overall benefit-risk relationships of the drug, and ultimately providing sufficient evidence for the review of drug registration application,

Product	any Traditional Chinese Medicine incorporating the SHDC in any formulation,

TCM Approvals	the approval(s) by PRC traditional Chinese medicine regulatory authorities with respect to the transfer, license, or technology exchange of traditional Chinese medicine research results or the collaboration with foreign entities or foreign invested entities in the research, development

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

or other activities with respect to traditional Chinese medicine under the PRC Regulations on Traditional Chinese Medicine and the Provisional Measures regarding Foreign-related Administration of Traditional Chinese Medicine

Term	the term of this Agreement as specified in Section 11 1

2	SHDC PROGRAM TRANSFER AND DEVELOPMENT OF PRODUCT

2 1	Institution acknowledges that as of the Effective Date, it has completed the non-clinical study and certain clinical researches of the SFIDC at its own costs and has obtained Previous CTA Materials which can facilitate process of the CTA filing, Phase II and Phase III Clinical Trail for the Products to be conducted under this Agreement

2 2	Institution shall complete the SHDC Program Transfer within five (5) days upon receipt of the Upfront Payment as set forth in Section 5 2, and shall have a continuous obligation thereafter to provide any further materials, documents, information produced, completed, and available to Institution or any other assistance reasonably required by GSK including but not limited to the activities as set forth in Schedule 1 throughout the Term of this Agreement, for the purpose of Developing, manufacturing and Commercializing the Product

2 3	Institution acknowledges and agrees that, GSK shall be solely responsible for leading the Development of the Product In particular, GSK will exercise full control and take decisions in respect of the Developing activities for the Product, including but not limited to

(i)	Application for the CTA required for conducting Phase II and Phase III Clinical Trial for the Products in China, which application shall be jointly submitted by GSK and Institution,

(ii)	Designing and finalizing the detailed implementation plans of the clinical trial protocol, informed consent form (“ICF”) and any amendments thereto,

(iii)	Evaluation and selection of trial sites and principal investigators,

(iv)	Negotiating and entering into clinical trial agreements by using GSK approved templates,

(v)	Monitoring the clinical trials and remain as key contact with the sites for the clinical trials,

(vi)	Reviewing, handling and settling any adverse event claims arising from the Development of Product performed by GSK, and

(vii)	Communicating with any regulatory authorities in relation to the Development of the Product

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2 4	Institution, as the joint holder of CTA, shall provide necessary assistance and execute such document and/or enter into separate agreements as reasonably required by GSK to complete the Development, including but not limited to support for applying for CTA and conducting Phase II and Phase III Clinical Trials

2 5	Institution shall cooperate with GSK to maintain a valid CTA in the course of clinical trials under this Agreement In case any changes, in GSK’s sole discretion, need to be made in the clinical trial protocol in the course of such trials, Institution shall cooperate with GSK to obtain appropriate approvals for such changed protocol, including but not limited to an approval by the ethics committee or a revised CTA from CFDA GSK is entitled to lead in any discussion Institution may have with the ethics committee or CFDA with respect to the changed protocol Any actions to be taken by Institution or any written communication to be provided to the ethics committee or CFDA for the purpose of obtaining appropriate approvals for such changed protocol shall be subject to the prior written approval by GSK

2 6	Upon successful completion of Phase III Clinical Trial, GSK is entitled to apply or designate a third party at its sole discretion (“GSK Designated Party”) to apply for the New Drug Certificate and/or Marketing Authorization of the Product GSK or GSK Designated Party shall be the sole holder of the New Drug Certificate and Marketing Authorization of the Product in China

2 7	For the purpose of Section 2 6, Institution shall provide necessary assistance and execute such document as reasonably required by GSK Institution covenants that it shall not and will never apply by itself or through a third party, or cause a third party to apply for the New Drug Certificate and/or Marketing Authorization of the Product in China

3	LICENSE GRANT AND OWNERSHIP OF INTELLECTUAL PROPERTY

3 1	Subject to the terms and conditions of this Agreement and in furtherance of the SHDC Program Transfer, Institution will grant GSK and its Affiliates on the Effective Date a worldwide, royalty-free, exclusive license (even as to Institution), with rights to sublicense, to all of Institution’s right, title, and interest (including worldwide rights and in all therapeutic areas and indications whether known or are subsequently discovered) in any and all SHDC Program, SHDC, Pulian Ointment, and their related Background IP, including but not limited to Previous CTA Materials, IP, Know-how, data, clinical trial materials, manufacturing technologies and protocols (but excluding the manufacturing technologies and protocols for Pulian Ointment), supply information, regulatory dossier and packages for the Development, registration, manufacture and Commercialization of the Product, to enable GSK to Develop, manufacture, and Commercialize such Product

3 2	All Arising IP shall be owned solely by GSK and its nominees

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3 3	Institution shall provide necessary assistance as reasonably required by GSK to complete the registration of any license during the Term with relevant authorities

3 4	GSK acknowledges that, as of the Effective Date, Institution is in the process of application for the approval to produce SHDC as a hospital-produced medicinal product Notwithstanding Section 3 1, GSK agrees that Institution may, upon its receipt of the approval, produce SHDC solely for the purpose of prescribing SHDC by healthcare professionals employed by Institution, provided that, after the SHDC Product of GSK is launched in China and within five (5) Business Day upon the date when the SHDC Product is filed with Institution for the hospital formulary listing, Institution shall cease producing or prescribing its SHDC as a hospital-produced medicinal product In addition, upon expiry of the approval to produce SHDC as a hospital-produced medicinal product then in effect, Institution shall not apply with local counterparts of CFDA for renewal of the approval or for issuance of a new approval

3 5	GSK acknowledges that, as of the Effective Date, Institution holds an approval to produce Pulian Ointment as a hospital-produced medicinal product Notwithstanding Section 3 1, GSK agrees that Institution may continue to produce Pulian Ointment solely for the purpose of prescribing Pulian Ointment by healthcare professionals employed by Institution, provided that, after the SHDC Product of GSK is launched in China and upon the date when the SHDC Product is filed with Institution for the hospital formulary listing, Institution may, during the remaining term of the approval then in effect, continue to produce Pulian Ointment solely for the purpose of prescribing Pulian Ointment by healthcare professionals employed by Institution, and upon expiry of such approval Institution shall immediately cease producing or prescribing Pulian Ointment, and shall not apply with local counterparts of CFDA for renewal of the approval or for issuance of a new approval

3 6	Institution warrants that, after the SHDC Product of GSK is launched in China, Institution shall complete the procedure for filing the SHDC Product with Institution for hospital formulatry listing as soon as possible In case that Institution has not completed such procedure after the SHDC Product is filed with any other medical institution in Xinjiang Autonomous Region for the hospital formulary listing, Institution shall provide GSK with a reason for failure to complete the procedure If Institution cannot provide a reason to the satisfactory to GSK, GSK is entitled to require Institution cease producing or prescribing SHDC and/or Pulian Ointment immediately Institution further agrees that GSK is entitled to, upon a prior written notice, conduct inspection against Institution to ensure its compliance with Section 3 4, Section 3 5 or Section 3 6, and may request Institution to remedy any breach of Section 3 4, Section 3 5 or Section 3 6 immediately

4	MANUFACTURING & COMMERCIALIZATION

4 1	GSK shall be solely responsible for, take all decisions in respect of and pay all costs of the manufacturing and Commercialization of the Products Institution acknowledges that all decisions relating to the foregoing activities shall be taken by GSK in its sole discretion and that GSK shall be entitled to have GSK Designated Party participate in the manufacture and Commercialization of Products as GSK may consider appropriate

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

5	PAYMENT

5 1	In consideration of Institution’s obligations under this Agreement, GSK agrees to make certain payments to Institution as set out in Sections 5 2 and 5 3

5 2	GSK will make an upfront cash payment in a total amount of [*] (the “Upfront Payment”) to Institution within sixty (60) days upon signing of this Agreement

5 3	GSK shall make milestone payments to Institution up to a maximum total amount of [*] ([*] “Milestone Payments”) Each Milestone Payment to Institution will be paid within [*] upon achievement of each of the corresponding milestone events as follows

Milestone Events	Amount (CNY)
[*]	[*]

For the avoidance of doubt, each of the above Milestone Payments shall be one-off payment payable by GSK with respect to the corresponding milestone event as set out above, regardless of whether such event would happen again for any other Product either in China or elsewhere in the world

5 4	Institution agrees that GSK or its Affiliates may make public the Payment provided by GSK in this Agreement and may identify the Institution and principal investigators as part of this disclosure Further, the Institution represents that it has obtained the principal investigators’ consent to this disclosure

5 5	The Upfront Payment and the Milestone Payments will be paid by wire transfer to Institution’s account provided herein and Institution will provide GSK a complete, accurate and audit-worthy invoice within [*] upon receipt of the Payment

Institution’s bank information: [*]

Bank name: [*]

Account name: [*]

Account number: [*]

5 6

All amounts payable to Institution (including the Upfront Payment and Milestone Payments) are inclusive of any applicable tax (including any withhold tax) to which payments made by GSK are subject to, at the rate from time to time prescribed by

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

applicable law Institution alone shall be responsible for paying any and all taxes levied on account of, or measured in whole or in part by reference to, any payment received by Institution

6	EXCLUSIVITY

6 1	During the Term, except for performance of its obligations hereunder, Institution shall not, by itself or through any Affiliate or third party, engage in any research and development activities directed towards the discovery, Development, manufacture, or Commercialization of any Product or any medicinal product incorporating SHDC

7	MANAGEMENT OF IP AND KNOW HOW

7 1	GSK shall have the exclusive right to prepare, file, prosecute and/or maintain any protection for Arising IP at its own cost and expense To the extent necessary, Institution agrees to and hereby does assign to GSK its right to file for patents for Arising IP in any country or region, including in the PRC Institution will cooperate in the filing and prosecution of patent applications for Arising IP At GSK’s request, Institution will execute all necessary documents to effectuate the filing of patent applications related to Arising IP At GSK’s request and expense, Institution will assist GSK in its efforts to establish, perfect, and defend all IP rights relating to Arising IP, and execute any documents necessary to do the same (including assignments of rights, transfers, releases, affidavits, and declarations) Institution hereby designates GSK as its agent for, and grants to GSK a power of attorney with full power of substitution, which power of attorney will be deemed coupled with an interest, for the purpose of effecting the foregoing provisions

7 2	Throughout the Term of this Agreement, Institution shall be responsible for and shall undertake, and shall bear all costs and expenses in connection with, the filing, prosecution, maintenance and defense of the Background IP, including but not limited to timely payment of the annual renewal fees for any patent under the Background IP Upon request of GSK, Institution shall provide GSK with supporting documents related to maintenance of the Background IP, e g , photocopy of the receipt of patent annual renewal fees issued by the competent government authority Notwithstanding the foregoing, upon transfer of any patent for SHDC from Institution to GSK, GSK may, at its sole discretion, undertake the filing, prosecution, maintenance and defense of the patent for SHDC at its own costs and expenses In case GSK decides not to continue the maintenance of any patent for SHDC, GSK shall notify Institution, and Institution is entitled to undertake filing, prosecution, maintenance and defense of such patent at its own costs and expenses

7 3	Each Party shall give the other Party immediate notice of any infringement of any Background IP by a third party which, subject to any obligation of confidentiality owed to a third party, comes to that Party’s attention during the Term of this Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7 4	If during the Term of this Agreement, any Party receives any notice, claim or proceedings from any third party alleging infringement of that third party’s intellectual property by reason of any Party’s activities in relation to this Agreement or the use and exploitation of any Background IP, then the Party receiving that notice shall forthwith notify the other Party of the notice, claim or proceeding and shall be entitled to defend and settle such claim or proceeding to the extent affecting the receiving Party, but shall not make any admission of liability on behalf of the other Party without that Party’s consent

7 5	GSK shall have the first right, but not the obligation, at its own cost to commence proceedings for infringement or misappropriation of any of the Background IP by a third party

8	CONFIDENTIALITY

8 1	Subject to the terms of this Section 8, neither Party shall, during the Term and for a period of [*] years thereafter, disclose the other Party’s Confidential Information to any third party, nor use the other Party’s Confidential Information for any purpose other than for the purpose of performance of this Agreement

8 2	No Party will be in breach of any obligation under Section 8 1 in disclosing the Confidential Information to the extent that the Confidential Information

(i)	is known to the Party making the disclosure before its receipt from the other Party, and not already subject to any obligation of confidentiality to the other Party,

(ii)	is or becomes publicly known without any breach of this Agreement or any other undertaking to keep it confidential,

(iii)	has been obtained by the Party making the disclosure from a third party in circumstances where the Party making the disclosure has no reason to believe that there has been a breach of an obligation of confidentiality owed to the other Party,

(iv)	has been independently developed by the Party making the disclosure,

(v)	is disclosed pursuant to, and solely to the extent required to be disclosed to comply with, the requirement of any law or regulation or applicable listing rules or the order of any court of competent jurisdiction or any relevant governmental or stock exchange authority, provided the Party required to make the disclosure provides the other Party with prior written notice of such requirement and the information required to be disclosed, takes reasonable actions to avoid or minimize the extent of such disclosure, and, to the extent reasonably practicable, seeks protective and confidential treatment of the information to be disclosed,

(vi)	is disclosed on a confidential and need-to-know basis (on terms at least as protective as those set forth herein) to the investigators, directors, officers, employees, Affiliates, permitted subcontractors, financial advisors, and attorneys of a Party, or

(vii)	is approved for release in writing by an authorized representative of the other Party

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8 3	The Parties understand and acknowledge that Institution may possess certain information that are classified as state secrets of the PRC Institution hereby covenants that it may not and shall not disclose to GSK any Confidential Information in violation of the PRC laws and rules on the protection of state secrets Institution shall indemnify GSK for any losses or penalties suffered due to Institution’s breach of the foregoing sentence

8 4	Neither Institution nor GSK will use the name, trade-name, or logo of the other Party or its Affiliates in any press release, publication, or product advertising, or for any other promotional purpose, nor disclose the existence or terms of this Agreement without first obtaining the written consent of that Party

9	LIMITATION OF LIABILITY

9 1	Institution warrants that, to the best of its knowledge and belief (having made reasonable inquiries with its employees involved in the SHDC Program or likely to have relevant knowledge, but not having made any search of any public register), any advice or information given by it or any of its employees or any other persons engaged by Institution who work on the SHDC Program, or the content or use of any Background IP, Arising IP, or materials, works or information provided in connection with the SHDC Program, will not constitute or result in any infringement of any third party rights

9 2	Except under the limited warranty in Section 9 1 and subject to Section 9 4, no Party accepts any responsibility for any use which may be made by the other Party of any Background IP or Arising IP, nor for any reliance which may be placed by the other Party on any Background IP or Arising IP, nor for advice or information given in connection with any Background IP or Arising IP

9 3	Subject to Section 9 4, the liability of one Party to the other Party for any breach of this Agreement, any negligence of the other Party, or arising in any other way out of the subject matter of this Agreement, the Background IP, the Arising IP will not extend to any indirect or consequential damages or losses, or any loss of profits, loss of revenue, loss of data, loss of contracts or opportunity, whether direct or indirect, even if the Party bringing the claim has advised the other Party of the possibility of those losses, or if they were within the other Party’s contemplation

9 4	Nothing in this Agreement limits or excludes either Party’s liability for

(i)	death or personal injury,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	any fraud, corruption or for any sort of liability that, by law, cannot be limited or excluded, or

(iii)	any loss or damage caused by a deliberate breach of this Agreement or a breach of Sections 2 7, 3, 7 and 13

9 5	The only undertakings and warranties given by the Parties in this Agreement are those expressly contained in this Agreement All other warranties, conditions, terms, undertakings and obligations, whether implied by statute, principle of civil law, custom, trade usage, course of dealing or in any other way are hereby disclaimed by the Parties to the fullest extent permitted by law

10	FORCE MAJEURE

10 1	If the performance by one Party of any of its obligations under this Agreement is delayed or prevented by circumstances that are reasonably unforeseeable and are beyond its reasonable control (“Force Majeure”), that Party will not be in breach of this Agreement because of that delay in performance, provided that the Party affected by the Force Majeure shall, within ten (10) days after its occurrence, give notice to the other Party stating the nature of the circumstances, its anticipated duration and any action being taken to avoid or minimize its effect The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the Party affected by the Force Majeure shall use its reasonable efforts to remedy its inability to perform

11	TERM AND TERMINATION

11 1	This Agreement begins on the Effective Date Unless early terminated in accordance with Sections 11 or 13, this Agreement shall continue in effect till each Party fulfils its rights and obligations hereunder

11 2	GSK can terminate this Agreement at any time by [*] prior written notice to Institution

11 3	The Parties acknowledge and agree that Institution’s obtaining of the TCM Approvals is of vital importance to GSK in entering into this Agreement In the event that such TCM Approvals are not procured or become invalid, Institution shall promptly notify GSK in writing and GSK may terminate this Agreement immediately by written notice to Institution within [*] after receiving the notice by Institution

11 4	Either Party may terminate this Agreement with immediate effect by written notice to the other Party if

(i)	the other Party is in breach of any provision of this Agreement and (if it is capable of remedy) the breach has not been remedied within [*] after receipt of written notice specifying the breach and requiring its remedy, or

(ii)	the other Party becomes insolvent, or if an order is made or a resolution is passed for its winding up (except mergers or reorganizations as part of a voluntary dissolution), or if an administrator, administrative receiver or receiver is appointed over the whole or any part of that Party’s assets, or if that Party makes any arrangement with its creditors, or anything happens which is analogous to any of these matters

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11 5	GSK may terminate this Agreement with immediate effect by written notice to Institution if there is a change in the legal or beneficial ownership of Institution or of its majority shareholders from the state existing at the Effective Date which GSK considers in its sole discretion to be significant, then GSK may terminate this Agreement immediately by written notice Institution agrees to give GSK notice in writing of any such change within [*] of it becoming effective

11 6	Sections 1, 2 7, 3, 6, 7, 8, 9, 11, 12, 13, 14 and 15, and other Sections required by their nature or terms to survive, will survive the expiration of the Term or the termination of this Agreement for any reason and will continue indefinitely (unless the terms thereof expressly provide for a shorter survival period)

11 7	Termination of this Agreement for whatever reason shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination or expiry and in particular but without limitation the right to recover damages and interest

12	WARRANTIES

12 1	Institution warrants to GSK that

(i)	its Background IP is free from all charges and encumbrances (including without limitation rights of any third party),

(ii)	it has conducted non-clinical studies and certain clinical researches in accordance with the applicable laws and regulations,

(iii)	it had previously obtained the CTA for Phase II and Phase III Clinical Trial of the Product in accordance with applicable laws and regulations, no misrepresentation or untrue, inaccurate or misleading statement or information was made or provided in such application,

(iv)	all data, documents, materials and dossier provided by Institution hereunder, including but not limited to the data of laboratory study of the Product and Previous CTA Materials, are true, accurate, complete and legally obtained,

(v)	it will act with all due care and skill in implementing this Agreement, and that the Institution personnel involved in the SHDC Program have the requisite skills and experience to undertake the SHDC Program, and

(vi)	it has complied and will comply with all applicable PRC laws and regulations in entering into and performing this Agreement (including without limitation the PRC Regulations on Traditional Chinese Medicine and the Provisional Measures regarding Foreign-related Administration of Traditional Chinese Medicine, and the execution, delivery and performance of this Agreement does not violate any applicable laws, regulations or orders of the Institution’s regulatory authority, or violate or contravene any agreements or documents binding upon it

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12 2	Institution warrants to GSK that Institution is a medical institution of legal person status duly organized and existing under PRC law, and has full power and authority under relevant laws and its constitutional documents, and has taken all necessary actions and obtained all authorizations, licenses, consents and approvals on or prior to the Effective Date, to allow it to enter into this Agreement and to perform its obligations under this Agreement, and will maintain the validity of all such authorizations, licenses, consents and approvals during the Term of this Agreement

12 3	Unless otherwise required or prohibited by law, the Parties warrant to each other, to the best of their knowledge, that in relation to the performance of this Agreement, they

(i)	do not employ, engage or otherwise use any child labor in circumstances such that the tasks performed by any such child labor could reasonably be foreseen to cause either physical or emotional impairment to the development of such child,

(ii)	do not use forced labor in any form (prison, indentured, bonded or otherwise) and its employees are not required to deposit papers or cash deposits before starting work,

(iii)	provide their employees a safe and healthy workplace, presenting no immediate hazards, housing that is safe for habitation, and access to clean water, food, and emergency healthcare in the event of accidents or incidents in the workplace,

(iv)	do not discriminate against any employees on any ground (including race, religion, disability or gender)

(v)	do not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and do not use cruel or abusive disciplinary practices in the workplace,

(vi)	pay each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is higher) and provide each employee with all legally mandated benefits,

(vii)	comply with the laws on working hours and employment rights in the countries in which they operate, and

(viii)	are respectful of their employees’ right to join and form independent trade unions and freedom of association

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

12 4	The Parties agree that they are responsible for controlling their own supply chain and that they shall encourage compliance with ethical standards and human rights by any subsequent supply of goods and services that are used by the Parties when performing their obligations under this Agreement

12 5	The Parties will ensure that they have ethical and human rights policies and an appropriate complaints procedure to deal with any breaches of such policies

13	ANTI-CORRUPTION

13 1	Institution acknowledges receipt of the “Prevention of Corruption - Third Party Guidelines” (set out in Schedule 2, the “Guidelines”) and agrees to perform its obligations under this Agreement, and to cause the Institution personnel to perform this Agreement, all in accordance with the Guidelines (as amended from time to time and provided to Institution by GSK)

13 2	Institution shall comply and shall cause the Institution personnel involved in performance of this Agreement to comply fully at all time with all applicable laws and regulations, including but not limited to applicable anti-corruption laws, of the territory in which Institution conducts business with GSK

13 3	Institution agrees that it has not, and covenants that it will not, in connection with the performance of this Agreement, promise, authorise, ratify or offer to make, or take any act in furtherance of any payment or transfer of anything of value, directly or indirectly (i) to any individual including Government Officials (as defined below), or (ii) to an intermediary for payment to any individual including Government Officials, or (in) to any political party It is the intent of Parties that no payments or transfers of value will be made, promised, authorised, ratified or offered with the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of securing an improper advantage or obtaining or retaining business

For the purpose of this section “Government Official” means (a) any officer or employee of a government or any department, agency or instrument of a government, (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government, (c) any officer or employee of a company or business owned in whole or part by a government, (d) any officer or employee of a public international organization such as the World Bank or United Nations, (e) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party, and/or (f) any candidate for political office

13 4	Institution will not contact, or otherwise meet with any Government Official with respect to any transactions required under this Agreement, without the prior written approval of GSK and, when requested by GSK, only in the presence of a GSK designated representative

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13 5	Institution represents that it has not been convicted of or pleaded guilty to a criminal offence, including one involving fraud, corruption, or moral turpitude, that it is not now, to the best of their knowledge, the subject of any government investigation for such offenses, and that it is not now listed by any government agency as debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs

13 6	Institution represents and warrants that except as disclosed in writing (1) it does not have any interest which directly or indirectly conflicts with their proper and ethical performance of this Agreement, and (2) it will maintain arms length relations with all third parties (including government officials) with which they deal for or on behalf of GSK or in performance of this Agreement

13 7	GSK will have the right during the term of this Agreement to conduct an investigation and audit of Institution to monitor compliance with the terms of this Section 13 Institution will cooperate fully with such investigation or audit, the scope, method, nature and duration of which will be at the sole reasonable discretion of GSK

13 8	Institution will ensure that all transactions under this Agreement are properly and accurately recorded in all material respects on its books and records and each document upon which entries such books and records are based is complete and accurate in all material respects Institution must maintain a system of internal accounting controls reasonably designed to ensure that it maintains no off-the-books accounts

13 9	Institution agrees that GSK may make full disclosure of information relating to a possible violation of the terms of this Agreement at any time and for any reason to any competent government bodies and its agencies, and to whomsoever GSK determines in good faith has a legitimate need to know

13 10	GSK shall be entitled to terminate this Agreement immediately on written notice to Institution if Institution fails to perform its obligations in accordance with this Section 13 Institution shall have no claim against GSK for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 13 To the extent (and only to the extent) that the laws of the PRC provide for any such compensation to be paid to Institution upon the termination of this Agreement, Institution hereby expressly agrees to waive (to the extent possible under laws of the PRC) or to repay to GSK any such compensation or indemnity

14	INDEMNIFICATION

14 1	Institution shall indemnify, defend and hold harmless GSK, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “GSK Indemnified Party”) against any and all claims, liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, (collectively, “Losses”) incurred or suffered by the GSK Indemnified Party by reason of a claim brought by a third party to the extent arising out of or caused by

(i)	any warranty provided by Institution herein is or becomes untrue or inaccurate,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	the negligence, recklessness or misconduct of Institution or its Affiliates or any employees, officers, consultants or agents of either of the foregoing in connection with the Development of any Product and/or the Background IP, or

(iii)	the Development, distribution, marketing, promotion or sale of Products or the use of the Background IP by GSK Indemnified Party

14 2	In the event that any GSK Indemnified Party intends to seek indemnification for any claim under Section 14 1, it shall inform Institution of the claim promptly after receiving notice of the claim and shall permit Institution to direct and control the defense of the claim and shall provide such reasonable assistance as is reasonably requested by Institution (at Institution’s cost) in the defense of the claim provided that nothing in this Section 14 2 shall permit Institution to make any admission on behalf of any GSK Indemnified Party, or to settle any claim or litigation which would impose any financial obligations on GSK or an GSK Indemnified Party without the prior written consent of GSK, such consent not to be unreasonably withheld or delayed

14 3	GSK shall indemnify, defend and hold harmless Institution, its Affiliates, and its and their respective directors, officers, employees and agents (collectively the “Institution Indemnified Party”) against any and all Losses incurred or suffered by the Institution Indemnified Party by reason of a claim brought by a third party to the extent arising out of or caused by

(i)	any warranty provided by GSK herein is or becomes untrue or inaccurate, or

(ii)	the willful misconduct of GSK or its Affiliates or any employees, officers, consultants or agents of either of the foregoing in connection with undertaking Phase II or Phase III Clinical Trial

15	GENERAL

15 1	Notices: Any notice to be given under this Agreement must be in writing, may be delivered by one Party to the other Party by any of the methods set out in the left hand column below, and will be deemed to be received on the corresponding day set out in the right hand column

Method of service	Deemed day of receipt

By hand	the day of delivery

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

By courier	the second Business Day after posting

By recorded delivery post	the third Business Day after posting

By fax (provided the sender’s fax machine confirms complete and error-free transmission of that notice to sent the correct fax number)	The next Business Day after sending or, if sent before 16 00 (sender’s local time), on the day it was sent

The Parties’ respective representatives for the receipt of notices are, until changed by written notice given in accordance with this Section, as follows

For Institution:	For GSK: GSK:
Name: Jihong Nie Address: No 116, Huanghe Road, Urumqi, Xinjiang, China	Name: [*] Address: Building 2, 917 Halei Road, Zhangjiang Hi-Tech Park, Pudong, Shanghai 201203, China

Email: [*]	Email: [*]

15 2	Headings: The headings in this Agreement are for ease of reference only, they do not affect the construction or interpretation of this Agreement

15 3	Subcontracting: It is recognized that each Party may engage or use any third party subcontractors (including contract research organizations) to perform any of its obligations under this Agreement Any third party subcontractor engaged to perform obligations of a Party (the “Subcontracting Party”) in this Agreement shall have sufficient expertise to meet the qualifications typically required by such Subcontracting Party for the performance of work similar in scope and complexity to the subcontracted activity The Subcontracting Party shall remain liable for, and obligated to, perform all of its obligations under this Agreement and shall be liable for the performance of, and any acts, omissions or breaches by, each of its subcontractors A Subcontracting Party shall be responsible for ensuring compliance by its third party subcontractors, if any, with all the terms of this Agreement, including without limitation obligations of confidentiality Further, the Subcontracting Party shall ensure in any subcontracting arrangement that GSK obtains sole ownership of all inventions, data and related Intellectual Property rights made or developed by such third party subcontractor relating to the Products

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15 4	Assignment:

(i)	Institution agrees that it will not assign the whole or any part of this Agreement without GSK’s prior consent in writing

(ii)	GSK shall subject to its issuing a written notice to the Institution to assign its rights and obligations hereunder to any Affiliate of it or to any successor in title to the whole or any part of its business

15 5	Illegal/unenforceable Sections: If the whole or any part of any Section of this Agreement is void or unenforceable in any jurisdiction, the other Sections of this Agreement, and the rest of the void or unenforceable Section, will continue in force in that jurisdiction, and the validity and enforceability of that Section in any other jurisdiction will not be affected

15 6	Waiver of rights: If one Party fails to enforce, or delays in enforcing, an obligation of the other Party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or constitute a waiver of that right Any waiver of any Section of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that Section on a future occasion

15 7	No agency: Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the Parties, or the relationship between them of principal and agent Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other Party

15 8	Entire agreement: This Agreement constitutes the entire agreement between the Parties relating to its subject matter Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement Each Party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express Section of this Agreement However, this Section does not exclude any liability which either Party may have to the other Party (or any right which any Party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment before signing this Agreement

15 9	Formalities: Each Party will take any action and execute any document reasonably required by the other Party to give effect to any of its rights under this Agreement, or to enable their registration in any relevant territory provided the requesting Party pays the other Party’s reasonable expenses

15 10	Amendments: No variation or amendment of this Agreement will be effective unless it is made in writing and signed by each Party’s representative

15 11	Language: This Agreement shall be written in both English and Chinese Both language versions shall have equal validity and effect In the event of any discrepancy between the two language versions, the Chinese version shall prevail

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15 12	Governing law: This Agreement is governed by, and is to be interpreted in accordance with the laws of the PRC without regard to its principles of conflicts of law

15 13	Dispute resolution:

(i)	Any dispute, controversy or claim arising from or in connection with this Agreement, including any question regarding its existence, validity or termination (“Dispute”), must be resolved in the first instance through consultation between senior officers of Institution and GSK (or their respective nominees) If, within thirty (30) days following the date of the first written notification of the existence of a Dispute by one Party to the other Party, the Dispute cannot be resolved, the Dispute must be submitted to arbitration in accordance with the remaining Sections of this Section 15 13

(ii)	Any Dispute not resolved must be submitted to Shanghai International Arbitration Center (“SHIAC”) for arbitration which must be conducted in accordance with SHIAC’s arbitration rules in force as at the date of applying for arbitration The seat of the arbitration will be Shanghai

(iii)	There will be three arbitrators Each of GSK and Institution must appoint one arbitrator The third arbitrator must be appointed by the other two appointed arbitrators If a Party does not appoint an arbitrator who has consented to act within thirty (30) days after the notice of arbitration or if a third arbitrator has not been appointed who has consented to act within forty five (45) days after the notice of arbitration, then the relevant appointment must be made by the Secretary General of SHIAC

(iv)	The arbitration proceedings will be conducted in Chinese

(v)	The award of the arbitration tribunal will be final and binding upon the Parties By agreeing to arbitration under this Section 15 13, the Parties irrevocably waive their right to any form of appeal, review or recourse to any state or court or other judicial authority, insofar as this waiver can be validly given Any award may be enforced by any court of competent jurisdiction Each Party expressly waives all rights to object to any proceedings related to arbitration, the enforcement of arbitration or any other arbitral or judicial proceedings including any defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state or any department thereof or an entity affiliated to a sovereign state or any department thereof

(vi)	Without prejudice to the Parties’ agreement to arbitrate as set forth in this Section 15 13, any Party has the right to seek preservation of property, preservation of evidence, interim injunctive relief, provisional rulings or other interim relief or procedural assistance from a court of competent jurisdiction, both before and after the arbitral tribunal has been appointed, at any time up until the arbitral tribunal has made its final award

(vii)	The costs of arbitration must be borne by the losing Party, unless otherwise decided by the arbitration award

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

15 14	Execution: This Agreement is made in four (4) copies Institution shall keep three (3) copy and GSK shall keep one (1) copy

[The remainder of this page intentionally left blank, the signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

SIGNED for and on behalf of Institution		SIGNED for and on behalf of GSK

Signature	/s/ [ILLEGIBLE]	Signature:	/s/ Min Li

Name	[ILLEGIBLE]	Name:	Min Li

Position	[ILLEGIBLE]	Position:	SVP, Neuroscience

Seal		Seal

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 1

SHDC Program Transfer

I	Institution shall deliver SHDC Program Transfer within [*] upon receipt of the Upfront Payment as set forth in Section 5 2

II	Institution shall deliver any information relating to SHDC Program to GSK during the Term within [*] upon GSK’s request Such information may include but not limited to the followings

1	Provide prototype samples of Pulian Ointment

2	Compile human use history/records/evidence for Pulian Ointment for both [*]

3	Assist GSK to manufacture Pulian Ointment in the hospital setting, for the avoidance of doubt, Institution shall provide materials, documents and information relevant to Pulian Ointment, but excluding the manufacturing technologies and protocols for Pulian Ointment

4	Assist GSK to manufacture SHDC at its original manufacture site

5	Assist GSK to conduct preclinical pharmacological testing in in vitro models used for the previous CTA application

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Schedule 2

PREVENTION OF CORRUPTION - THIRD PARTY GUIDELINES

•	The GSK Corporate Policy 007 on Preventing Corrupt Practice and Maintaining Standards of Documentation (“GSK Policy 007”) requires compliance with the highest ethical standards and all anti-corruption laws applicable in the countries in which GSK (whether through a third party or otherwise) conducts business GSK Policy 007 requires all GSK employees and any third party acting for or on behalf of GSK to ensure that all dealings with third parties, both in the private and government sectors, are carried out in compliance with all relevant laws and regulations and with the standards of integrity required for all GSK business GSK values integrity and transparency and has zero tolerance for corrupt activities of any kind, whether committed by GSK employees, officers, or third-parties acting for or on behalf of the GSK

•	Corrupt Payments - GSK employees and any third party acting for or on behalf of GSK, shall not, directly or indirectly, promise, authorize, ratify or offer to make or make any “payments” of “anything of value” (as defined in the glossary section) to any individual (or at the request of any individual) including a “government official” (as defined in the glossary section) for the improper purpose of influencing or inducing or as a reward for any act, omission or decision to secure an improper advantage or to improperly assist the company in obtaining or retaining business

•	Government Officials - Although GSK’s policy prohibits payments by GSK or third parties acting for or on its behalf to any individual, private or public, as a “quid pro quo” for business, due to the existence of specific anticorruption laws in the countries where we operate, this policy is particularly applicable to “payments” of “anything of value” (as defined in the glossary section), or at the request of, “government officials” (as defined in the glossary section)

•	Facilitating Payments - For the avoidance of doubt, facilitating payments (otherwise known as “greasing payments” and defined as payments to an individual to secure or expedite the performance of a routine government action by government officials) are no exception to the general rule and therefore prohibited

GLOSSARY

The terms defined herein should be construed broadly to give effect to the letter and spirit of the GSK Policy 007 GSK is committed to the highest ethical standards of business dealings and any acts that create the appearance of promising, offering, giving or authorizing payments prohibited by this policy will not be tolerated

Anything of Value: this term includes cash or cash equivalents, gifts, services, employment offers, loans, travel expenses, entertainment, political contributions, charitable donations, subsidies, per diem payments, sponsorships, honoraria or Section of any other asset, even if nominal in value

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Payments: this term refers to and includes any direct or indirect offers to pay, promises to pay, authorizations of or payments of anything of value

Government Official shall mean

•	Any officer or employee of a government or any department, agency or instrument of a government,

•	Any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government,

•	Any officer or employee of a company or business owned in whole or part by a government,

•	Any officer or employee of a public international organization such as the World Bank or United Nations,

•	Any officer or employee of a political party or any person acting in an official capacity on behalf of a political party,

•	Any candidate for political office, and/or

•	In many countries in which GSK conducts business, doctors and other healthcare providers may qualify as government officials because it is either (i) employed by a government-owned or funded hospital, clinic, university or other entity and/or (ii) receive funding, professional service fees or other remuneration from a government-owned or funded hospital, clinic, university or other entity

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.